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                  [LETTERHEAD OF ERNST & YOUNG APPEARS HERE]



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 10, 1998 and March 12, 1999, in the Registration Statement (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of 4,534,661 shares of common stock of Cybernet Internet Services International, Inc. issuable upon exercise of warrants.

Ernst & Young
Deutsche Allgemeine Treuhand AG




/s/ Ralf Broschulat                     /s/ Christian Uphaus
------------------------------          ------------------------------
Ralf Broschulat                         Christian Uphaus
Independent Public Accountant           Independent Public Accountant


February 7, 2000
Munich, Germany